UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

American CareSource Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ivan Allen Jr. Blvd, Suite 510 Atlanta, Georgia 30308
(Address of Principal Executive Offices)

(404) 465-1000
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 15, 2016, American CareSource Holdings, Inc. (together with certain of its subsidiaries, the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with HealthSmart Preferred Care II, L.P. (“HealthSmart”), a subsidiary of HealthSmart Holdings, Inc. Under the terms of Purchase Agreement, HealthSmart agreed to purchase certain specified assets and contracts from the Company related to the Company’s ancillary network business (the “Transaction”). The Transaction does not include the Company’s urgent care and primary care business and excludes other mutually agreed upon assets and liabilities.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions, and closing conditions. The parties anticipate closing the transaction in third or fourth quarter of this year.

HealthSmart has been managing the Company’s ancillary network business since October 1, 2014 pursuant to a management services agreement.

In consideration of the purchased assets, HealthSmart will assume between approximately $2.2 million and $3.2 million of liabilities related to the ancillary network business and will forgive all amounts due HealthSmart under the management services agreement. The actual amounts to be forgiven and liabilities to be assumed by HealthSmart, and therefore the purchase price, will be determined at closing, but the Company estimates the total consideration for the sale to be in the range of $3.0 and $4.0 million. In connection with the Company’s entry into the Purchase Agreement, the Company paid $600,000 to HealthSmart reduce payment obligations to network providers, and committed to making an additional payment of approximately $257,000, less certain offsets, at closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 8.01.	Other Events.

On June 17, 2016, the Company announced by press release its entry into the Purchase Agreement as described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1* Asset Purchase Agreement, dated as of June 15, 2016, by and among HealthSmart Preferred Care II, L.P., a Texas limited partnership, American CareSource Holdings, Inc., a Delaware corporation, and its wholly-owned subsidiaries Ancillary Care Services, Inc., a Delaware corporation and Ancillary Care Services-Worker’s Compensation, Inc., a Delaware corporation.

99.1 Press Release of American CareSource Holdings, Inc. dated June 17, 2016.

__________________________

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company hereby agrees to supplement this filing by furnishing to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Purchase Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016
American CareSource Holdings, Inc.

	By:	/s/ Adam S. Winger
Adam S. Winger
President and CEO

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